UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/18/2007

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31719

DE	134204626
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Golden Shore Drive

Long Beach, CA 90802-4202

(Address of principal executive offices, including zip code)

562 435 3666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01. Regulation FD Disclosure

On January 18, 2007, Molina Healthcare, Inc. issued a press release announcing its guidance for fiscal year 2007. The full text of the Company’s press release is attached as Exhibit 99.1 to this report. The information contained in the websites cited in the press release is not part of this report.

In addition, on January 18, 2007, in connection with the Company’s presentation given at its Investor Day Conference held at Le Parker Meridien Hotel in New York City, the Company’s displayed and webcast certain slides. A copy of the Company’s complete slide presentation is included as Exhibit 99.2 to this report. An audio replay of the live broadcast of the Company’s Investor Day presentation will be available for 30 days at the Company’s website, www.molinahealthcare.com.

The information in this Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release of Molina Healthcare, Inc. issued January 18, 2007 reporting guidance for fiscal year 2007.

99.2 Slide presentation given at Company’s Investor Day Conference on January 18, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 18, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, Corporate Secretary